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                                                                     EXHIBIT 5.1

                          OPINION OF COOLEY GODWARD LLP


December 9, 1998

Avigen, Inc.
1201 Harbor Bay Parkway #1000
Alameda, CA  94502


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Avigen, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an additional 700,000 shares of the Company's Common Stock, $.001 par value (the "Incentive Shares") pursuant to its 1996 Equity Incentive Plan (the "Incentive Plan") and of 360,000 shares of the Company's Common Stock, $.001 par value (the "Employee Shares") reserved for issuance pursuant to its 1997 Employee Stock Purchase Plan (the "Purchase Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Incentive Shares and the Employee Shares, when sold and issued in accordance with the Incentive Plan (in the case of the Incentive Shares), the Purchase Plan (in the case of the Employee Shares), the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ Alan C. Mendelson
   ------------------------
   Alan C. Mendelson